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                                                                  EXHIBIT 10.1

                                                                  EXECUTION COPY

                               TERM LOAN AGREEMENT

      TERM LOAN AGREEMENT, dated as of July 24, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among THE TALBOTS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders") and MIZUHO CORPORATE BANK, LTD., a corporation organized and existing under the laws of Japan ("Mizuho"), as arranger and administrative agent for the Lenders (in such capacities, the "Agent").

      WHEREAS, the Borrower has asked the Lenders to extend credit to the Borrower, and the Lenders have agreed to extend such credit, consisting of the Term Loans (as defined below) in the aggregate principal amount of up to $400,000,000, subject to the terms and conditions set forth herein;

      WHEREAS, the proceeds of the Term Loans shall be used to refinance the Existing Credit Facility (as defined below), for general corporate and other working capital purposes of the Borrower and to pay fees and expenses related to this Credit Agreement; and

      WHEREAS, the Lenders are severally, and not jointly, willing to extend such credit to the Borrower, subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the Borrower, the Agent and the Lenders hereby agree as follows:

      1. Definitions. (a) As used in this Credit Agreement, unless otherwise defined herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acquisition" shall mean the acquisition by the Borrower of the issued and outstanding common stock of JJGI pursuant to the Merger Agreement.

      "Affiliate" shall mean, as to any Person, any corporation or other entity that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

      "Agent" means Mizuho, in its capacities as arranger and administrative agent, and each of its Affiliates and successors acting in any such capacities. The Agent may act on behalf of or in place of any Person included in the definition of "Agent".

      "Agent's Account" shall mean the account described on Schedule II hereto or such other account at a bank designated by the Agent from time to time upon prior written notice to the Borrower as the account into which the Borrower shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Credit Agreement and the other Loan Documents.

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      "Applicable Spread" shall mean a rate per annum equal to 0.35%.

      "Administrative Questionnaire" shall mean an administrative questionnaire in a form supplied by the Agent.

      "Approved Fund" shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender or an Affiliate of such an entity.

      "Assignment and Assumption" shall mean an assignment and assumption agreement entered into by a Lender and an assignee (in accordance with Section
9.3 of this Credit Agreement), and accepted by the Agent, substantially in the form of Exhibit C or any other form approved by the Agent.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" is defined in the preamble of this Credit Agreement.

      "Borrowing Date" shall mean the date on which the Lenders make the Term Loans to the Borrower.

      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to be closed in New York, New York or Tokyo, Japan; provided, however, that when used in connection with the payment or prepayment of any amounts accruing interest at such rate or providing notices in connection with such rate, "Business Day" shall mean any Business Day in New York, New York or Tokyo, Japan in which dealings in Dollars are carried on in the London interbank market, provided, further, that when used in connection with the calculation or determination of LIBOR, "Business Day" shall mean any Business Day in London, in which dealings in Dollars are carried on in the London interbank market.

      "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, in each case including any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

      "Capitalized Lease Obligations" shall mean obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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      "Closing Date" shall mean the date on which the conditions precedent set forth in Section 5 hereof have been satisfied in full or waived in accordance with the terms hereof; provided, however, in no event shall the Lenders have any obligation to make any Term Loan after July 31, 2006.

      "Closing Fee" is defined in Section 2.10(a).

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

      "Consolidated EBITDA" shall mean, with respect to any Person for any period, (i) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus without duplication, (ii) the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets not in the ordinary course of business), excluding any such non-cash charges to the extent that it represents an accrual or reserve for potential cash charges in any future period and (F) any other non-cash charges in excess of $500,000.00, reducing Consolidated Net Income (excluding any such non-cash charges to the extent that it represents an accrual or reserve for potential cash charges in any future period).

      "Consolidated EBITDAR" shall mean, with respect to any Person for any period, the Consolidated EBITDA of such Person and its Subsidiaries for such period, plus all amounts paid or payable by such Person and its Subsidiaries on Operating Lease Obligations for such period as reflected in such Person's financial statements.

      "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary gains or losses or gains or losses from Dispositions, (b) restructuring charges and (c) effects of discontinued operations.

      "Consolidated Net Interest Expense" shall mean, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of interest income for such period, plus (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

      "Consolidated Net Worth" shall mean, with respect to any Person at any time, the sum of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP: the par or stated value of all outstanding Capital Stock, capital surplus and retained earnings (or less accumulated deficits).

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      "Default" shall mean any event or circumstance that with the giving of notice, the lapse of time or both would constitute an Event of Default.

      "Default Rate" is defined in Section 2.5.

      "Disposition" shall mean any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

      "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

      "Environmental Action" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (i) any assets, properties or businesses of the Borrower or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest.

      "Environmental Law" shall mean any present or future statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment as the same may be amended or supplemented from time to time.

      "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of (i) any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a release of Hazardous Materials or (ii) any breach by the Borrower or any of its Subsidiaries of any Environmental Law.

      "Environmental Lien" shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

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      "ERISA Event" shall mean (a) any "reportable event", as defined in Section
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability (or that could reasonably be expected to result in Withdrawal Liability) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Event of Default" is defined in Section 6 hereof.

      "Excluded Taxes" means, (i) any Taxes imposed on the recipient's overall net income, or franchise or other taxes imposed in lieu of Taxes on overall net income (however denominated), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located (or, in the case of any Lender, in which its applicable lending office is located) or otherwise as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax, other than a connection arising from such recipient having executed, received a payment under or enforced this agreement and (ii) any branch profits taxes imposed by the United States; it being understood, for the avoidance of doubt, that Excluded Taxes shall not include any withholding tax, including, without limitation, a withholding tax imposed by the United States on payments to a non-US, person who is not otherwise subject to tax in the United States on a net income basis.

      "Existing Credit Facility" shall mean the Revolving Loan Agreement, dated as of February 2, 2006, as amended through the date hereof, by and between the Borrower, as borrower, and Mizuho, as lender, to finance the acquisition of JJGI by the Borrower.

      "Existing Lender" shall mean the lender party to the Existing Credit Facility.

      "Fair Market Value" shall mean, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Borrower, and, upon the Agent's request, shall be evidenced by a certificate (together with supporting calculation) of the Borrower to the Agent.

      "FAX" is defined in Section 9.6.

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      "Fee Letter" shall mean that certain letter agreement, dated July 24,
2006, between the Borrower, the Agent and the Lenders with respect to certain fees due and payable by the Borrower to the Agent and the Lenders.

      "Federal Funds Rate" shall mean (i) for any Business Day, the rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not published for any Business Day, the rate at which overnight federal funds are offered for sale to the Lenders at or about 10:00 a.m. (New York time) on such day, and (ii) for any day which is not a Business Day, the Federal Funds Rate for the preceding Business Day.

      "First Repayment Date" is defined in Section 2.4(a).

      "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any period, the ratio of (i) Consolidated EBITDAR of such Person and its Subsidiaries for such period to (ii) the sum of (A) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (B) all amounts paid or payable by such Person and its Subsidiaries on Operating Lease Obligations having a scheduled due date during such period as reflected in such Person's financial statements.

      "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that
(i) for the purpose of Section 4.2 and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the financial statements and (ii) to the extent "GAAP" is not applied on a consistent basis the Borrower shall deliver to the Agent a certificate setting forth the items not consistently applied and the reasons therefor and certifying that such inconsistencies nonetheless conform with GAAP, provided, further, that if any change in GAAP that affects in any respect the calculation of any covenant contained in Section 4.2 occurs after the date of this Credit Agreement, the Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Credit Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Credit Agreement and, until any such amendments have been agreed upon, the covenants in Section 4.2 shall be calculated as if no such change in GAAP has occurred.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any department, commission, board, bureau, instrumentality, agency or other entity exercising legislative, judicial regulatory or administrative functions of or pertaining to government.

      "Hazardous Materials" shall mean (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminate under any Environmental Law.

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      "Hedging Agreements" shall mean any interest rate, commodity or equity swap, cap, floor or forward rate agreement or collar arrangements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, and any confirmation executed in connection with any such agreement or arrangement.

      "Indebtedness" shall mean with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of assets or services acquired by such Person which, in accordance with GAAP, would be shown on the liability side of the balance sheet of such Person, (iii) all obligations of such Person under or evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made, (iv) all obligations and liabilities, contingent or otherwise, of such Person in respect of letters of credit, acceptances and similar facilities, including, without duplication, all drafts drawn thereunder, (v) all obligations of the kind referred to in clauses
(i) through (iv) and (vi) through (viii) of this definition secured by any Lien on any property owned by such Person whether or not owing by such Person and even though such Person has not assumed or become liable for payment thereof,
(vi) all Capitalized Lease Obligations of such Person, (vii) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property, or agreements to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (viii) solely for purposes of Section 6.1(e), contingent obligations of such Person under any Hedging Agreements, as calculated in accordance with accepted practice, (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person (a) guaranteed directly or indirectly in any manner by such Person or (b) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by such Person; provided, however, that the term Indebtedness shall not include (y) trade payables (including trade letters of credit issued for the account of such Person in the ordinary course of its business, but excluding drafts drawn thereunder or any reimbursement obligations in respect thereof) or accrued expenses, in each case arising in the ordinary course of business and not more than 60 days delinquent or (z) gift cards and other customer liabilities arising in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or joint venturer.

      "Interest Period" shall mean (a) the period commencing on the Borrowing Date and ending on the numerically corresponding day in the calendar month that is three months after the Borrowing Date, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on a date for which there is no corresponding date in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar

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month, and (iii) no Interest Period shall end after the Maturity Date and any
Interest Period which would, but for this clause, end after the Maturity Date shall instead end on the Maturity Date.

      "JJGI" shall mean J. Jill Group, Inc., a Delaware corporation.

      "Lenders" shall mean the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to Assignment and Assumption in accordance with Section 9.3 hereof, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

      "Leverage Ratio" shall mean, on any date of determination, the ratio of
(a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

      "LIBOR" shall mean, with respect to any Interest Period pertaining to any portion of a Term Loan:

      (a) the rate of interest per annum determined by the Agent on the basis of the rate for deposits in Dollars for a period comparable to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen or any successor thereto at approximately 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period, or

            (b) if the rate in the preceding subsection (a) is not available, the rate of interest per annum determined by the Agent to be the rate in the London interbank market at approximately 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period for the offering by Mizuho in the interbank market of deposits in Dollars for a period equal to such Interest Period in amounts comparable to the principal amount of such portion of Mizuho's Term Loan to which such Interest Period applies, at the time as of which the Agent makes such determination.

      "Lien" shall mean any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature whatsoever.

      "Loan Account" is defined in Section 2.8 hereof.

      "Loan Documents" shall mean each of this Credit Agreement, each Note, the Fee Letter and each other document, instrument and agreement executed and delivered pursuant to or in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified from time to time.

      "Material Adverse Effect" shall mean a material adverse effect on any of
(a) the operations, business, assets, properties, or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations hereunder, under any Note or under any other Loan Document to which it is a party and (c) the legality, validity or enforceability of this Credit Agreement, any Note or any other Loan Document.

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      "Maturity Date" shall mean the earlier of (i) July 27, 2011, or, if such day is not a Business Day, the next preceding Business Day and (ii) such earlier date on which the Term Loans become due and payable (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise) in accordance with the terms hereof.

      "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of February 2, 2006, executed in connection with the Acquisition.

      "Merger Documents" shall mean the Merger Agreement and each of the other agreements, instruments and other documents executed and delivered in connection therewith (other than the Loan Documents).

      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "New Lending Office" is defined in Section 7.2(f).

      "Non-Cash Pay Preferred Stock" shall mean preferred Capital Stock of the Borrower that (a) is not required to be prepaid, redeemed, repurchased or defeased, in whole or in part, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof, and which do not require any payment of cash dividends or distributions, in each case prior to the date that is six months after the Maturity Date and (b) is not exchangeable or convertible into Indebtedness of the Borrower or any Subsidiary or any preferred stock or other Capital Stock (other than common equity of the Borrower or other Non-Cash Pay Preferred Stock).

      "Non-US Lender" is defined in Section 7.2(f).

      "Note" shall mean a promissory note of the Borrower evidencing a Term Loan, payable to the order of a Lender, substantially in the form of Exhibit A hereto, as the same may be amended, supplemented and otherwise modified from time to time, or any substitute therefor.

      "Notice of Borrowing" is defined in Section 2.2.

      "Operating Lease Obligations" shall mean all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

      "Other Taxes" is defined in Section 7.2(b).

      "Parent" shall mean AEON (U.S.A.), Inc.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Indebtedness" shall mean:

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      (a) any Indebtedness owing to the Agent and any Lender under this Credit
Agreement and the other Loan Documents;

      (b) any other Indebtedness listed on Schedule 4.1(s) (including Indebtedness under lines of credit and other credit facilities described on such Schedule, as in effect on the date hereof), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

      (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Borrower in accordance with the provisions of this Credit Agreement, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $100,000,000 at any time outstanding;

      (d) Indebtedness permitted by clause (d) of the definition of "Permitted Liens";

      (e) Indebtedness permitted under Section 4.1(u);

      (f) Subordinated Debt; and

      (g) unsecured Indebtedness not otherwise permitted hereunder, provided that the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Section 4.2 calculated on a pro forma basis after giving effect to such Indebtedness as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available (as though such Indebtedness had been consummated as of the first day of the four quarter period ending as at such date).

      "Permitted Investments" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (f) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's maturing within six months from the date of acquisition thereof.

      "Permitted Liens" shall mean:

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      (a) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 4.1(i);

      (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

      (c) Liens described on Schedule 4.1(r), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

      (d) (i) purchase money Liens on equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of the Borrower or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 90% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $100,000,000;

      (e) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

      (f) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by the Borrower or any of its Subsidiaries in the normal conduct of such Person's business; and

      (g) Liens securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness.

      "Person" shall mean a natural person, corporation, partnership, limited liability company or partnership, association, joint-stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity.

      "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prime Rate" shall mean the fluctuating rate of interest per annum announced by the Agent from time to time as its prime rate in effect at its office in New York City. Each change in the prime rate shall be effective from and including the date such change is effective. The prime rate is determined from time to time by the Agent as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Agent to any particular class or category of customers.

      "Pro Rata Share" shall mean:

      (a) with respect to a Lender's obligation to make a Term Loan and receive payments of interest, fees and principal with respect thereto, or the replacement of a Lender in accordance with Section 7.3, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Term Loan and the denominator shall be the aggregate unpaid principal amount of the outstanding Term Loans; and

      (b) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 7.1), the percentage obtained by dividing (i) the sum of the unpaid principal amount of such Lender's Term Loan, by (ii) the aggregate unpaid principal amount of the outstanding Term Loans.

      "Register" is defined in Section 9.3(e).

      "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the outdoor or indoor environment.

      "Required Lenders" shall mean, at any time, Lenders having at least 51% of the aggregate unpaid principal amount of the outstanding Term Loans.

      "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower.

      "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

      "Subordinated Debt" shall mean any Indebtedness of the Borrower that (i) does not mature prior to the date that is six months after the Maturity Date,
(ii) is not required to be repaid, prepaid, redeemed, amortized, repurchased or defeased, in whole or in part, prior to the date that is six months after the Maturity Date (other than (x) pursuant to an acceleration of the obligations thereunder by the lenders party thereto following an event of default and (y) pursuant to customary asset sale or change in control provisions requiring redemption or repurchase thereof, in each case only if and to the extent then permitted by this Credit Agreement and the subordination provisions of such Indebtedness), (iii) is not secured by any assets of the Borrower or any Subsidiary, (iv) is not exchangeable or convertible into Indebtedness of the Borrower or any Subsidiary (except other Subordinated Debt) or any preferred stock other than Non-Cash Pay Preferred Stock, (v) does not have the benefit of covenants more restrictive in any material respect than those set forth in this Credit Agreement and (vi) is subordinated to the obligations of the Borrower under this Credit Agreement pursuant to a written agreement reasonably satisfactory in form and substance to and approved in writing by the Agent.

      "Subsidiary" shall mean, as to any Person, any corporation or other entity of which Capital Stock or other ownership interests having (in the absence of contingencies) ordinary voting power to elect at least a majority of the board of directors (or persons performing similar functions) of such corporation or other entity which is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by such Person.

      "Taxes" is defined in Section 7.2(a).

      "Term Loans" shall mean the loans made by the Lenders to the Borrower on the Closing Date pursuant to Section 2.1.

      "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make a Term Loan to the Borrower in the amount set forth in Schedule I hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Credit Agreement.

      "Threshold Amount" shall mean $10,000,000.

      "Tilton Property" shall mean that certain real property located in the Town of Tilton, County of Belknap and State of New Hampshire owned by the Borrower, as further described in that certain Mortgage, Assignment of Leases and Rents and Security Agreement dated March 1, 1999, by mortgagor to mortgagee, and record in the Belknap County Registry of Deeds (the "Recorder's Office") in Book 151 at Page 0596.

      "Transferee" is defined in Section 7.2(f).

      "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of the Lenders.

      "Total Indebtedness" shall mean, as of any date, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding as of such date, computed on a consolidated basis in accordance with GAAP. For avoidance of doubt "Total Indebtedness" shall exclude contingent obligations of the Borrower and its Subsidiaries, so long as under GAAP such obligations should be excluded

      "Uniform Commercial Code" is defined in Section 1(c).

      "USA Patriot Act" is defined in Section 4.1(p).

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Credit Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).

            (c) Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the financial statements referred to in Section 3(j). All terms used in this Credit Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.

            (d) Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Agent or any Lender, such period shall in any event consist of at least one full day.

      2. The Term Loans.

      2.1. The Term Loan Commitment. Each Lender severally agrees to make a Term Loan to the Borrower on the Closing Date, but in no event in excess of the amount of such Lender's Term Loan Commitment. The aggregate principal amount of the Term Loans made on the Closing Date shall not exceed the Total Term Loan Commitment. Any principal amount of a Term Loan which is repaid or prepaid may not be reborrowed. Each Term Loan Commitment shall terminate on the Closing Date and, thereafter, the Lenders shall have no obligation whatsoever to make any Term Loan to the Borrower.

      2.2. Making the Term Loans. The Term Loans shall be made upon written notice (in form and substance satisfactory to the Agent, the "Notice of Borrowing"), given by the Borrower to the Agent at least three and not more than five Business Days prior to the proposed Borrowing Date. The Notice of Borrowing shall be irrevocable and shall specify therein the proposed Borrowing Date, which shall be the Closing Date. Each Term Loan under this Credit Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Term Loan requested hereunder, nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make its Term Loan requested hereunder, and each Lender shall be obligated to make its Term Loan required to be made by it by the terms of this Credit Agreement regardless of the failure by any other Lender. Upon fulfillment of the applicable conditions set forth in Section 5 hereof (or the waiver thereof by the Agent and the Lenders as herein prescribed), each Lender shall make its Term Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the Agent's Account. The Agent will make the proceeds of the Term Loans available to the Borrower in same day funds at the Agent's office at 1251 Avenue of the Americas, New York, NY 10020, or at such other place as the Agent shall designate in writing to the Borrower.

      2.3. Interest.

            (a) Each Term Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of (a) LIBOR and (b) the Applicable Spread.

            (b) Subject to Section 2.5, interest shall be payable on each Term Loan (i) in arrears on the last day of each Interest Period and (ii) on the date on which the principal amount of a Term Loan becomes due and payable hereunder (whether at stated maturity, by mandatory prepayment, optional prepayment, acceleration or otherwise).

            (c) Notwithstanding anything herein to the contrary, all accrued interest shall be payable on each date principal is payable hereunder pursuant to Sections 2.4 and 2.6 or such earlier date as herein required.

            (d) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            (e) In the event, and on each occasion, that on the date two Business Days prior to the commencement of any Interest Period during which any portion of a Term Loan accrues interest at a rate based upon LIBOR, the Agent shall have in good faith determined that Dollar deposits are generally not available in the London interbank market, or that reasonable means do not exist for ascertaining LIBOR, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost of making or maintaining a Term Loan at LIBOR during such Interest Period, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and each Lender. In the event of any such determination, interest shall accrue with respect to such Term Loans during such Interest Period at a rate equal to the Federal Funds Rate plus the Applicable Spread. Each determination by the Agent hereunder shall be conclusive absent manifest error.

      2.4. Principal Repayment; Note.

            (a) The aggregate principal amount of the outstanding Term Loans shall be repayable in twenty (20) consecutive, quarterly installments, each due and payable on the 27th day of each January, April, July and October of each year, commencing on October 27, 2006 (the "First Repayment Date"), each such installment to be in an amount equal to $20,000,000, provided that the aggregate principal amount of the outstanding Term Loans shall be due and payable on the Maturity Date. In any event, the Borrower shall repay the aggregate principal amount of the outstanding Term Loans, together with all other outstanding amounts due and owing hereunder or under the other Loan Documents, on the Maturity Date.

            (b) Any Lender may request that its Term Loan be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender, in a principal amount equal to such Lender's Term Loan. Thereafter, such Lender's Term Loan evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.3) be represented by one or more Notes in such form payable to the order of the payee named therein. Each Lender is hereby authorized by the Borrower to endorse on the schedule attached to a Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of the Term Loan made by such Lender, the date and amount of each principal payment and prepayment with respect thereto and the interest rate applicable thereto; provided, however, that the failure of any Lender to make any such notation (or any error in such notation) shall not affect any obligations of the Borrower hereunder or under any Note. The Notes and the books and records of the Agent shall be conclusive evidence of the information set forth therein absent manifest error.

      2.5. Default Interest. If at any time any Default under Section 6.1(a) or
Section 6.1(f) shall exist, (a) the principal of the Term Loans shall bear interest, from the date such Default occurred until such Default is fully cured or waived, payable on demand, at a rate equal at all times to the rate otherwise applicable thereto plus 2% per annum, and (b) interest, fees and other amounts payable hereunder or under any other Loan Document shall bear interest from the date such Default occurred until such Default is fully cured or waived, payable on demand, at a rate equal at all times to the Prime Rate in effect from time to time plus 2% per annum (the rates described in clauses (a) and (b) are hereinafter referred to as the "Default Rate").

      2.6. Prepayments; Optional Prepayments. The Borrower may, upon at least five (5) Business Days' prior written notice to the Agent, prepay all or any portion of the aggregate principal amount of the Term Loans. Each such prepayment shall be in an amount not less than $1,000,000 or an integral multiple thereof and any portion of the Term Loans may be designated by the Borrower to be prepaid if and only to the extent that prepayment is made on the last day of an Interest Period or subject to the payment of amounts described in
Section 7.1(d). Each prepayment made pursuant to this Section shall be accompanied by the payment of (i) accrued interest to date of such prepayment on the amount prepaid and (ii) any and all payments required pursuant to Section
7.1 in respect of such prepayment. Any principal of the Term Loan that is prepaid may not be reborrowed.

      2.7. Method of Payment.

            (a) Payments Generally; Pro Rata Treatment; Sharing of Setoffs. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of amounts payable under Section 7.1, or otherwise) by the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, by 12:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Borrower will make each payment under this Credit Agreement to the Agent's Account in Dollars and in immediately available funds, except that payments pursuant to Section 7.1 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments under each Loan Document shall be made in Dollars. Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.

            (b) Any payments shall be applied first to default charges, indemnities, expenses and other non-principal and interest amounts owed under any of the Loan Documents, if any, then to interest due and payable on the Term Loans, and thereafter to the principal amount of the Term Loans due and payable.

            (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on a Term Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of the outstanding Term Loans owing such Lender and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the relative aggregate amounts of principal of and accrued interest on the Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in the Term Loans made by such Lender, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in its sole discretion and in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.7(c) or 8.5, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            (f) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable; provided, however, that if any Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Term Loan; provided further, however, that interest based on the Prime Rate shall be computed on the basis of a year of 365/6 days. Each change in the Prime Rate shall immediately and simultaneously result in a corresponding change in the Default Rate.

            (g) Whenever any payment to be made hereunder or under any instrument delivered hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest; provided, however, that if such extension would cause such payment to be made in a new calendar month or beyond the Maturity Date, such payment shall be made on the immediately preceding Business Day.

            (h) The Borrower hereby authorizes the Agent, if and to the extent payment is not made when due under any Loan Document, to charge from time to time against any account of the Borrower with the Agent or Mizuho Corporate Bank
(USA) any amount so due. The Agent agrees to promptly notify the Borrower of any such charge made by the Agent; provided, however, that the Agent shall incur no liability for failing to do so and the failure of the Agent to so notify the Borrower shall in no event diminish the Agent's right to make such charge under this Section 2.7(h).

      2.8. Loan Account. The Agent maintains on its books a loan account in the Borrower's name (the "Loan Account"), showing each Term Loan, prepayments, the computation and payment of interest, and any other amounts due and sums paid hereunder and under the other Loan Documents. The entries made by the Agent in the Loan Account shall be conclusive and binding on the Borrower and the Lenders as to the amount at any time due from the Borrower, absent manifest error.

      2.9. Use of Proceeds. The Borrower shall apply the proceeds of the Term Loans solely to (a) refinance existing indebtedness of the Borrower under the Existing Credit Facility, (b) pay fees and expenses in connection with the transactions contemplated hereby and (c) fund working capital and other general corporate purposes of the Borrower.

      2.10. Fees.

            (a) On or prior to the Borrowing Date, the Borrower shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Closing Fee") equal to 0.125% of the Term Loan of such Lender, which shall be deemed fully earned when paid.

            (b) The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent.

      3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

            (a) Organization of Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) Power and Authority. The Borrower has all requisite corporate power and authority to carry on its present business, to own its property and assets and to execute, deliver and perform this Credit Agreement, each Note, if any, and each other Loan Document to which it is a party. The Borrower is duly qualified or licensed as a foreign corporation authorized to conduct its activities and is in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably likely to result in a Material Adverse Effect. The Parent is the record and, to the best knowledge of the Borrower, beneficial owner of, and has the unrestricted power to vote, not less than 51% of all of the voting securities and the outstanding Capital Stock of the Borrower and has the voting power to elect at least a majority of the directors of the Borrower.

            (c) Authorization of Borrowing. All appropriate and necessary corporate, shareholder and other actions and approvals have been taken or obtained by the Borrower to authorize the execution and delivery of this Credit Agreement, each Note, if any, and the other Loan Documents to which it is a party and to authorize the performance and observance of the terms of each.

            (d) Agreement Binding; No Conflicts. This Credit Agreement constitutes, and each Note, if any, and the other Loan Documents when executed and delivered pursuant hereto will constitute, the legal, valid and binding obligations of the Borrower or its Subsidiaries, as the case may be, enforceable against the Borrower or such Subsidiaries in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or equity). The execution, delivery and performance of this Credit Agreement, the Notes, if any, and the other Loan Documents which the Borrower and its Subsidiaries are a party and the use of the proceeds of the Term Loans do not and will not (i) violate or conflict with (A) any provisions of law or any order, rule, directive or regulation of any court or other Governmental Authority, (B) the charter, by-laws or other organizational documents of the Borrower or such Subsidiary or
(C) except as would not be reasonably likely to result in a Material Adverse Effect, any agreement, document or instrument to which the Borrower or any such Subsidiary is a party or by which its respective assets or properties are bound,
(ii) except as would not be reasonably likely to result in a Material Adverse Effect, constitute a default or an event or circumstance that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, document or instrument, (iii) except as would not be reasonably likely to result in a Material Adverse Effect, result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any assets or properties of the Borrower or any such Subsidiary, or (iv) except as would not be reasonably likely to result in a Material Adverse Effect, result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its respective operations or any of its properties.

            (e) Compliance with Law. There does not exist any conflict with, or violation, or breach of, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, which conflict, violation or breach could reasonably be expected to result in a Material Adverse Effect.

            (f) Taxes. The Borrower has filed all Tax returns required to be filed and has paid all taxes, assessments, fees and other governmental charges due upon the Borrower with respect to the conduct of its operations or otherwise the failure of which to file or to pay could reasonably be expected to result in a Material Adverse Effect, except to the extent that the Borrower is contesting in good faith its obligation to pay such taxes or charges and the Borrower has adequately accrued for such payments in accordance with and to the extent required by GAAP. There are no tax audits presently being conducted in respect of the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

            (g) Governmental Consents. No consent, approval, authorization or order of, notice to or declaration or filing with, any administrative body or agency or other Governmental Authority on the part of the Borrower is required for the valid execution, delivery and performance by the Borrower of this Credit Agreement, the Notes, if any, or the other Loan Documents, except for such as have been obtained or made and are in full force and effect.

            (h) Litigation. There are no pending or, to the knowledge of the Borrower, threatened legal actions, suits, claims or administrative, arbitration or other proceedings against the Borrower or its Subsidiaries that if adversely determined could reasonably be expected to result in a Material Adverse Effect.

            (i) Other Obligations. The Borrower is not in default in any material respect in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement, document or instrument to which it is a party or by which it is bound which is reasonably likely to result in a Material Adverse Effect.

            (j) Financial Information.

                  (i) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets, its consolidated statements of earnings, its consolidated statements of cash flows and its consolidated statements of stockholder's equity (A) as of and for the fiscal year ended January 29, 2006, reported on by Deloitte & Touche LLP, independent registered public accounting firm, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended April 29, 2006. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) above.

                  (ii) All other financial information provided to the Agent and the Lenders by or on behalf of the Borrower and its Affiliates has been prepared in accordance with GAAP and fairly presents, in accordance with GAAP consistently applied, the financial position and results of operations for the periods therein indicated, and there has been no material adverse change in the financial condition, operations, business or prospects (A) in the case of the Borrower, since January 29, 2006 and (B) in the case of JJGI, since December 31, 2005.

            (k) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to the Agent and the Lenders for purposes of or in connection with this Credit Agreement, any other Loan Document, the Merger Documents or any transaction contemplated hereby or thereby (true and complete copies of which were furnished to the Agent and the Lenders in connection with its execution and delivery hereof) is, and all other factual information hereafter furnished by or on behalf of the Borrower to the Agent and the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and, in respect of such information heretofore or contemporaneously furnished to the Agent or the Lenders, as of the date of the execution and delivery of this Credit Agreement by the Agent and the Lenders and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. With respect to any such factual information pertaining to Persons other than the Borrower, its Subsidiaries or its Affiliates, the foregoing representation is made to the best knowledge of the Borrower. All projections heretofore or contemporaneously furnished by or on behalf of the Borrower to the Agent and the Lenders for purposes of or in connection with this Credit Agreement or any transaction contemplated hereby have been prepared by the Borrower based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and of the other information projected therein for the periods set forth therein; provided, however, that any and all financial projections are subject to uncertainties and contingencies, many of which are beyond the Borrower's control and no assurance is or can be given that any financial projections or other results contemplated therein will be realized.

            (l) Seniority. The obligations of the Borrower under this Credit Agreement and the other Loan Documents to which it is a party rank at least pari passu in priority of payment and in all other respects with all other unsecured Indebtedness of the Borrower.

            (m) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

            (n) Permits, Etc. The Borrower has all permits, consents, licenses, authorizations, approvals, entitlements and accreditations required for it lawfully to own, lease, manage or operate, or to acquire each business currently owned, leased, managed or operated, or to be acquired, by it, except for failures which are not reasonably likely to result in an Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, consent, license, authorization, approval, entitlement or accreditation and which is reasonably likely to result in a Material Adverse Effect, a Default or an Event of Default and there is no written claim that any such permit, consent, license, authorization, approval, entitlement or accreditation is not in full force and effect.

            (o) Environmental Matters. Except to the extent not reasonably likely to result in a Material Adverse Effect, (i) none of the operations of the Borrower or any of its Subsidiaries violate any Environmental Law, (ii) no Environmental Actions have been asserted against the Borrower or any of its Subsidiaries in writing nor does the Borrower have any knowledge of any threatened or pending Environmental Action against the Borrower, any of its Subsidiaries or any predecessor in interest, (iii) neither the Borrower nor any of its Subsidiaries has incurred any Environmental Liabilities and Costs and
(iv) to the Borrower's knowledge,
neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any release of any Hazardous Material into the environment.

            (p) Solvency. The Borrower is Solvent and will be Solvent after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents.

            (q) ERISA; Margin Regulations. (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect.

                  (ii) None of the Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would result in a violation by any Lender, the Borrower or such Subsidiary of the regulations of the Board, including Regulation U or X.

            (r) Properties; Intellectual Property. (i) The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its material real and personal property free and clear of all Liens, except for Permitted Liens and defects in title, in each case that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (ii) The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except, in each case, for any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      4. Covenants. The Borrower hereby covenants to the Agent and the Lenders that, unless the Agent and the Required Lenders shall otherwise consent in writing, during the term of this Credit Agreement or so long as (a) any amounts owed hereunder or under any other Loan Document are outstanding, or (b) this Credit Agreement and the other Loan Documents have not been terminated, the Borrower shall (unless the prior written consent of the Agent and the Required Lenders has been obtained) perform the following obligations:

      4.1. (a) Financial Statements. The Borrower shall deliver to the Agent

                  (i) within 120 days after the end of each fiscal year of the Borrower its consolidated balance sheets as of the end of such fiscal year and the related consolidated statements of earnings, consolidated statements of cash flows and consolidated statements of stockholder's equity of the Borrower and its Subsidiaries, which shall be in reasonable detail and shall be audited by independent certified public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Agent, and as to which such accountants shall have expressed a written opinion that such statements fairly present the financial position of the Borrower and its Subsidiaries for the period then ended and have been prepared in accordance with GAAP, and that the examination of such accounts was made in accordance with the Standards of Public Company Accounting Oversight Board (United States) and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances;

                  (ii) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Borrower commencing with the first fiscal quarter of the Borrower ending after the Closing Date, consolidated balance sheets, consolidated statements of earnings, consolidated statements of cash flows and consolidated statements of stockholder's equity of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and certified by an authorized officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agent, subject to normal year-end adjustments; and

                  (iii) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 4.1(a), a certificate of an authorized officer of the Borrower
(A) stating that such authorized officer has reviewed the provisions of this Credit Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Credit Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such authorized officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations of the financial covenants specified in Section 4.2.

            (b) Proxy Statements, etc. Promptly after the sending or filing thereof, the Borrower will provide to the Agent copies of all proxy statements, financial statements, and reports which the Borrower sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower files with the Securities and

Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

            (c) Additional Information. The Borrower shall make available and provide to the Agent and the Lenders such further information and documents concerning its business and affairs including, without limitation, the budgets and business plans of the Borrower and its Subsidiaries and using commercially reasonable efforts to provide to the Agent and the Lenders information with respect to accountant's letters, in each case as the Agent or any Lender may from time to time reasonably request.

            (d) Notices. The Borrower shall promptly notify the Agent of:

                  (i) any investigation by or proceeding in or before any court, arbitrator, administrative body or agency or other Governmental Authority (other than routine inquiries by a governmental agency), including, without limitation, any Environmental Action, which investigation, proceeding or action is reasonably likely to result in a Material Adverse Effect, Default or Event of Default and, upon request, provide the Agent with all material documents and information furnished by the Borrower in connection therewith;

                  (ii) the occurrence of any Default or Event of Default or any other development which is reasonably likely to result in a Material Adverse Effect, which notice shall be provided to the Agent as soon as possible, but in no event later than five (5) days after the Borrower becomes aware of the same and shall include a statement as to what action the Borrower has taken and/or proposes to take with respect thereto;

                  (iii) any change in the Borrower's key management personnel, including without limitation, its President, Controller or Treasurer; and

                  (iv) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

            (e) Compliance with Laws, Etc. The Borrower shall comply in all material respects with the requirements of all applicable laws (including, without limitation, any Environmental Law) and maintain and preserve its corporate existence and, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, rights and privileges.

            (f) Books and Records. The Borrower shall keep and maintain adequate records and books of account, with complete entries made in accordance with GAAP, consistently applied.

            (g) Inspection Rights. The Borrower shall permit the Agent and any Lender or any of their respective agents and representatives at any time and from time to time during reasonable business hours and, provided no Default or Event of Default has occurred and is continuing, on reasonable prior notice to the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct audits and make examinations and discuss its affairs, finances and accounts with any of its directors, officers, employees, accountants or other representatives.

            (h) Insurance. The Borrower shall maintain or cause to be maintained, and cause each of its Subsidiaries to maintain or cause to be maintained (in each case in the Borrower's name or in the name of such Subsidiary, as the case may be), with responsible, financially sound and reputable insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

            (i) Taxes. The Borrower shall timely pay and discharge all material taxes, assessments, levies and governmental charges upon it or against any of its properties, assets or income except to the extent that the Borrower shall be contesting in good faith its obligation to pay such taxes or charges and the Borrower has adequately accrued for such payments in accordance with and to the extent required by GAAP.

            (j) Further Assurances. The Borrower shall do, execute, acknowledge and deliver at the sole cost and expense of the Borrower, all documents, instruments and agreements and take such further acts and deeds as the Agent may reasonably require from time to time to carry out the intention or facilitate the performance of the terms of this Credit Agreement or any other Loan Document.

            (k) Merger, Consolidation, etc. The Borrower shall not:

                  (i) merge, consolidate or amalgamate with or into any other Person unless: (A) the Borrower is the surviving entity, (B) the Borrower provides the Agent with at least 30 days' prior written notice thereof, (C) the documentation in connection therewith is reasonably satisfactory in form and substance to the Agent and the Required Lenders, (D) the Borrower provides the Agent with such documents, certificates and opinions as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent and the Required Lenders, including, without limitation, a legal opinion given by counsel reasonably satisfactory to the Agent and the Required Lenders regarding the legal, valid and binding nature of the Loan Documents and the enforceability thereof and such other matters as the Agent and the Required Lenders may reasonably request, and (E) no Material Adverse Effect or any Default or Event of Default shall occur and be continuing both immediately before and immediately after such merger, consolidation or amalgamation;

                  (ii) dissolve, wind-up or liquidate;

                  (iii) purchase or otherwise acquire all or substantially all of the assets, liabilities or properties of any other Person to the extent a Material Adverse Effect or any Default or Event of Default may result therefrom; or

                  (iv) sell, lease, transfer or otherwise dispose of all or substantially all of its non-"Margin Stock" (as defined in Regulation U of the Board) assets or properties whether in any single transaction or one or more transactions in the aggregate.

            (l) Change in Nature of Business. The Borrower shall not make any material changes in the nature of its business activities as presently conducted to the extent reasonably likely to result in a Material Adverse Effect.

            (m) Transactions with Affiliates. The Borrower shall not enter into any transaction with any of its Affiliates unless such transaction is otherwise permitted hereunder or is in the ordinary course of business of the Borrower and upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            (n) Corporate Documents. The Borrower shall not amend its certificate of incorporation in any manner which is reasonably likely to materially adversely affect the Agent's or any Lender's rights under any of the Loan Documents or the Agent's or any Lender's ability to enforce any such rights.

            (o) Fiscal Year. The Borrower shall not permit its fiscal year to end on a day other than the first Saturday between January 28th and February 3rd of any given year.

            (p) USA PATRIOT Act Compliance. The Borrower shall provide, and shall cause each of its Subsidiaries and Affiliates to provide, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent or such Lender in maintaining compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as amended, the "USA Patriot Act") or similar laws and the rules and regulations promulgated thereunder, in each case, as the same may be in effect from time to time.

            (q) Seniority. The obligations of the Borrower under this Credit Agreement and the other Loan Documents to which it is a party shall at all times rank at least pari passu in priority of payment and in all other respects with all other unsecured senior Indebtedness of the Borrower.

            (r) Liens, Etc. The Borrower shall not, and shall not permit its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable other than in connection with collection of defaulted accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer; or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than, as to all of the above, Permitted Liens.

            (s) Indebtedness. The Borrower shall not, and shall not permit its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

            (t) Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock, (b) so long as no Event of Default has occurred and is continuing, the Borrower may declare and pay dividends with respect to its Capital Stock, (c) any Subsidiary may declare and pay dividends to the Borrower or, in the case of any Subsidiary that is wholly owned by another Subsidiary, to such other Subsidiary, (d) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (e) so long as no Event of Default has occurred and is continuing, the Borrower may repurchase its Capital Stock and (f) netting shares under employee benefit plans to settle option price payments owed by employees and directors with respect thereto and settling employees' and directors' federal, state and income tax liabilities (if any) related thereto.

            (u) Loans, Advances, Investments, Etc. The Borrower shall not, and shall not permit its Subsidiaries to, make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 4.1(u) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans, advances and other investments by the Borrower to any of its Subsidiaries, by any such Subsidiary to the Borrower or by any such Subsidiary to any other such Subsidiary, made in the ordinary course of business and not exceeding in the aggregate for the Borrower and all of its Subsidiaries at any one time outstanding $50,000,000 (calculated on the basis of the actual amount of all such loans, advances and investments (net of any amounts repaid to the Borrower or such Subsidiaries) and without regard to any increase or decrease in the value thereof or to any write off, write down or other similar reduction), and (iii) Permitted Investments.

            (v) Sale/Leaseback Transactions. Except for sale/leaseback transactions entered into in the ordinary course of business with respect to a retail location, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

            (w) Asset Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, license, lease or otherwise dispose of any asset which has a Fair Market Value in excess of $1,000,000, including any Capital Stock owned by it, nor will the

Borrower permit any of its Subsidiaries to issue any additional Capital Stock in such Subsidiary, except:

                  (i) (A) sales of inventory and (B) sales, transfers, licenses, leases or other dispositions of the Tilton Property or other used, surplus, obsolete or worn-out assets (including real property) and Permitted Investments in the ordinary course of business;

                  (ii) sales, transfers, licenses, leases or other dispositions of assets (including Capital Stock) or issuances of any additional Capital Stock by Borrower to any of its Subsidiaries, by any such Subsidiary to Borrower, and by any such Subsidiary to any other such Subsidiary; provided that any such dispositions to a Subsidiary shall be made in compliance with Section 4.1(m);

                  (iii) sales transfers, licenses, leases or other dispositions deemed to occur as a result of the creation of Liens permitted by Section 4.1(r); and

                  (iv) the termination, surrender or sublease of a real estate lease of the Borrower or any of its Subsidiaries.

            (x) Subordinated Debt. The Borrower will not, nor will it permit any Subsidiary to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt or other Indebtedness expressly subordinated in right of payment to the obligations of the Borrower hereunder, including any sinking fund or similar deposit with respect to any of them, or any prepayment, purchase, redemption, retirement, acquisition, cancellation or termination of any such Subordinated Debt or other Indebtedness prior to its scheduled maturity, except regularly scheduled interest payments, as and when due (other than interest payments prohibited by the subordination provisions thereof).

            4.2. Financial Covenants. So long as any principal of or interest on any Term Loan or any other obligation (whether or not due) hereunder shall remain unpaid, the Borrower shall not, unless the Agent and the Required Lenders shall otherwise consent in writing:

                  (a) Leverage Ratio. Permit the Leverage Ratio as of the last day of any period of four consecutive fiscal quarters ending after the date hereof to exceed 2.50 to 1.0.

                  (b) Net Worth. Permit Consolidated Net Worth of the Borrower and its Subsidiaries at any time to be less than $500,000,000.

                  (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries as of the last day of any period of four consecutive fiscal quarters ending after the date hereof to be less than 1.60 to 1.0.

      5. Conditions Precedent to the Term Loans.

      5.1. The obligation of the Lenders to make a Term Loan is subject to the prior fulfillment of the following conditions:

            (a) Documents. The Agent shall have received the following, each in form and substance satisfactory to the Agent:

                  (i) Executed Agreement. This Credit Agreement, duly executed by an authorized officer of the Borrower.

                  (ii) Note. To the extent requested by a Lender, the Agent (or its counsel) shall have received on behalf of such Lender a Note, in the amount of such Lender's Term Loan, duly executed by an authorized officer of the Borrower.

                  (iii) Borrower's Officer's Certificate. A certificate of an authorized officer of the Borrower, substantially in the form of Exhibit B hereto, certifying, among other things, as to (w) the organizational documents and by-laws of the Borrower, (x) resolutions of the board of directors of the Borrower authorizing the Borrower to execute, deliver and perform this Credit Agreement, each Note, if any, and each other Loan Document to which it is a party; (y) the names and signatures of the officers of the Borrower authorized to execute this Credit Agreement, each Note, if any, and each other Loan Documents to which it is a party; and (z) the absence of any amendment or modification to any of the attached organizational documents or by-laws (or the equivalent thereof), if any, of the Borrower.

                  (iv) Notice of Borrowing. The Notice of Borrowing duly executed by an authorized officer of the Borrower as required under Section 2.2 hereof. The submission by the Borrower of the Notice of Borrowing to the Agent and the Borrower's acceptance of the proceeds of a Term Loan shall be deemed to be a representation and warranty by the Borrower that all of the applicable conditions precedent set forth herein have been satisfied.

                  (v) Fee Letter. The Fee Letter, duly executed by an authorized officer of the Borrower.

                  (vi) Opinion of Counsel to the Borrower. A favorable written opinion of Dewey Ballantine LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Agent and covering such matters relating to the Borrower, the Loan Documents and such other matters reasonably requested by the Agent.

                  (vii) Good Standing. A certificate of the appropriate official(s) of the state of organization of the Borrower and each of its significant domestic Subsidiaries certifying as of a recent date not more than 30 days prior the Closing Date as to the subsistence in good standing of, and the payment of taxes by, the Borrower and such Subsidiary in such states; provided, however, that in the case of a Subsidiary of the Borrower that is not organized in the State of Delaware, the Borrower may, after using commercially reasonable efforts to obtain a certificate of payment of taxes for such Subsidiary, deliver to the Agent such certificate within 180 days of the Closing Date, provided, further, however, that the Borrower shall have no

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

obligation to deliver such certificate if it is unable to do so due to a failure to pay taxes that are contested in the manner permitted under this Agreement.

                  (viii) Existing Credit Facility. A termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Borrower and the Existing Lender.

                  (ix) Other Items. Such other agreements, instruments, approvals, opinions and documents as the Agent may reasonably request.

            (b) Fees and Expenses. The Agent and the Lenders shall have received all of the fees, costs and expenses that are then due and payable hereunder and under the other Loan Documents.

            (c) Legality. The making of any Term Loan and the consummation of the transactions contemplated hereunder shall not contravene any law, rule or regulation applicable to the Agent, any Lender or the Borrower.

            (d) Representations and Warranties. All of the representations and warranties contained in Section 3 of this Credit Agreement, in each other Loan Document and in each certificate and other writing delivered to the Agent or the Lenders pursuant hereto or thereto on or prior to the date of a Term Loan shall be true and correct in all material respects as though made on and as of such date. The acceptance by the Borrower of the proceeds of a Term Loan shall be deemed to be a representation and warranty by the Borrower to the Agent and the Lenders to such effect.

            (e) Defaults; Material Adverse Effect. No Default or Event of Default shall have occurred and be continuing on the date of any Term Loan or would result from making any Term Loan. No Material Adverse Effect shall have occurred and be continuing since January 28, 2006 or would result from making any Term Loan. The acceptance by the Borrower of the proceeds of a Term Loan shall be deemed to be a representation and warranty by the Borrower to the Agent and the Lenders to such effect.

            (f) Proceedings. There shall not exist any threatened or pending action, proceeding or counterclaim by or before any court or governmental, administrative or regulatory agency or authority, domestic or foreign, (i) challenging the consummation of the transactions contemplated hereby or which would restrain, prevent or impose burdensome conditions on any transaction contemplated hereunder, which could reasonably be expected to have a Material Adverse Effect, (ii) seeking to prohibit the ownership or operation by the Borrower of all or a material portion of its business or assets which could reasonably be expected to have a Material Adverse Effect, or (iii) seeking to obtain, or having resulted in the entry of any judgment, order or injunction that (A) would restrain, prohibit or impose adverse conditions on the ability of any Lender to make its Term Loan, (B) could reasonably be expected to affect the legality, validity or enforceability of any of the Loan Documents or the ability of any party thereto to perform its obligations thereunder or (C) is seeking any material damages as a result thereof.

            (g) Acquisition. The Acquisition shall have been consummated and shall be in full force and effect, and the Agent shall have received a certificate of an authorized officer of

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

the Borrower certifying, (i) as to the receipt by all parties to the Merger Agreement of all necessary regulatory, creditor, lessor, and other third-party approvals, (ii) as to compliance in all material respects with any applicable law to any of such parties and (iii) that the Borrower is the record and beneficial owner of all of the issued and outstanding shares of common stock of JJGI free and clear of all liens and other encumbrances.

            (h) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Term Loans or the conduct of the Borrower's business shall have been obtained and shall be in full force and effect.

      6. Events of Default.

      6.1. Events of Default. Each of the following events and occurrences shall constitute an "Event of Default" under this Credit Agreement:

            (a) The Borrower shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) (i) any principal of any Term Loan or any Note, or (ii) any interest on any Term Loan or any Note, any fee, any indemnity or any other amount payable hereunder or under any other Loan Document and any such failure referred to in this clause (ii) shall continue for three Business Days; or

            (b) Any representation or warranty made or deemed made by the Borrower in any Loan Document or any certificate, report or other document delivered to the Agent or the Lenders pursuant to any Loan Document shall have been incorrect or misleading in any material respect when made or deemed made; or

            (c) The Borrower shall fail to perform or shall violate any provision, covenant, condition or agreement in Section 4.1 of this Credit Agreement (other than 4.1(a), 4.1(b), 4.1(c), 4.1(d), 4.1(e), 4.1(f), 4.1(g),
4.1(h), 4.1(i) and 4.1(j)) or Section 4.2 of this Credit Agreement; or

            (d) The Borrower shall fail to perform or shall violate any provision, covenant, condition or agreement of this Credit Agreement or any other Loan Document on its part to be performed or observed (other than those set forth in paragraphs (a), (b) and (c) of this Section 6.1) and such failure or violation is not remediable or, if remediable, continues unremedied for a period of thirty (30) days after the earlier of (i) notice from the Agent or
(ii) such time as the Borrower becomes aware of the same; or

            (e) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of the Borrower under any agreement, document or instrument with respect to an aggregate amount of Indebtedness equal to or greater than the Threshold Amount (or the equivalent thereof in any foreign currency), or that enables the holder of such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof; or

            (f) The Borrower is adjudicated a bankrupt or insolvent, or admits in writing its inability to pay its debts as they become due or makes an assignment for the benefit of creditors, or ceases doing business as a going concern or applies for or consents to the appointment of any receiver or trustee, or such receiver, trustee or similar officer is appointed with the application or consent of the Borrower, or bankruptcy, dissolution, liquidation or reorganization proceedings (or proceedings similar in purpose and effect) are instituted by the Borrower or are instituted against (and not vacated or discharged within 60 days) the Borrower; or

            (g) Any money judgment or warrant of attachment or similar process involving, individually or in the aggregate, in excess of the Threshold Amount (or the equivalent thereof in any foreign currency) shall be entered or filed against the Borrower and shall remain undischarged, unvacated or unbonded for a period of 30 days; or

            (h) The validity or enforceability of this Credit Agreement or any other Loan Document shall be contested by or on behalf of the Borrower; or a proceeding shall be commenced by a Governmental Authority having jurisdiction over the Borrower seeking to establish the invalidity thereof; or the Borrower shall deny that it has any further liability or obligation under any Loan Document to which it is a party; or

            (i) AEON Co. Ltd. shall cease to own, directly or indirectly, at least 51% of the issued and outstanding common stock of the Borrower; or

            (j) The Borrower shall cease to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of JJGI, other than as a result of a merger of JJGI with or into the Borrower; or

            (k) The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

      6.2. Consequence of Default. Upon the occurrence of any Event of Default
(i) described in subsection (f) of Section 6.1, the Term Loans and all other amounts payable hereunder, under any Note and under any other Loan Document shall automatically become immediately due and payable, without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by the Borrower or (ii) described in any other subsection of
Section 6.1 and during the continuance thereof, the Agent may, and upon direction of the Required Lenders shall, by notice of default given to the Borrower, declare all of the outstanding principal amount of the Term Loans and all other amounts payable hereunder, under any Note and under any other Loan Document to be immediately due and payable, whereupon the unpaid principal amount of any Note, together with accrued interest thereon, and all such other amounts, shall be immediately due and payable without presentment, protest, demand or other requirement of any kind, each of which is hereby expressly waived by the Borrower.

      7. Additional Costs and Expenses; Indemnity.

      7.1. (a) The Borrower shall pay to (x) the Agent on demand all reasonable out-of-pocket costs and expenses of the Agent actually incurred in connection with the preparation, execution and delivery of this Credit Agreement, each Note and any other Loan Documents or any amendment, modification or waiver of the provisions hereof or thereof, and (y) the Agent and the Lenders all out-of-pocket costs and expenses incurred in connection with: (i) the negotiation of any restructuring, work-out or renegotiation of any terms of this Credit Agreement, any Note or any other Loan Documents or the obligations of the Borrower hereunder or thereunder, (ii) the enforcement of the preservation or protection of the Agent's and the Lenders' rights under this Credit Agreement and the other Loan Document and (iii) the response to any subpoena or similar process compelling the production of documents or other response in connection with this Credit Agreement, any Note or any other Loan Documents, including without limitation, in each case, the reasonable and actual fees and expenses of outside counsel for the Agent and the Lenders, and the Borrower further agrees to indemnify the Agent and the Lenders and their respective officers, directors and employees against any losses, damages, claims and expenses arising out of the use or proposed use by the Borrower of any Term Loan hereunder. In addition, the Borrower agrees to defend, indemnify and hold harmless the Agent and the Lenders and their respective officers, directors and employees from and against any losses, damages, liabilities, obligations, penalties, fees, costs and expenses, including without limitation, the reasonable and actual fees and expenses of outside counsel for the Agent and the Lenders, arising out of or relating to the execution, delivery and performance and administration of this Credit Agreement and the other Loan Documents, and performance of the Merger Documents and the consummation of the transactions contemplated hereunder and thereunder and any claim, litigation, investigation or proceeding relating to any of the foregoing including, without limitation, all Environmental Liabilities and Costs arising from or in connection with: (i) the past, present or future operations of the Borrower or any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any release of Hazardous Materials, (ii) any Environmental Action or (iii) a breach by the Borrower or any of its Subsidiaries of any Environmental Law; provided, however, that none of the foregoing indemnity obligations of the Borrower shall extend to any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement to the extent resulting from the willful misconduct or gross negligence of the Agent or the Lenders as determined by a final non-appealable judgment of a court of competent jurisdiction.

            (b) If any future applicable law, regulation or directive, or any change of any existing law, regulation or directive or in the interpretation thereof, or compliance by any Lender with any request or requirement (whether or not having the force of law) of any relevant central bank or other comparable agency, imposes, modifies or deems applicable any reserve, special deposit, premium, assessment or similar requirement against assets held by, or deposits in or for the account of, or advances or loans by, or any other acquisition of funds by such Lender, any capital adequacy standard or other condition with respect to this Credit Agreement, any Note or any other Loan Document, and the result of any of the foregoing is to increase the cost to such Lender of maintaining advances or credit or to reduce any amount receivable in respect thereof, then such Lender may notify the Borrower, and the Borrower shall pay within five (5) Business Days of the date of such notice such amount as such Lender may specify to be necessary to compensate such Lender for such reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at the same rate applicable to the Term Loans. The determination by such Lender of any amount due under this Section 7.1(b) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be conclusive evidence thereof.

            (c) If, after the date hereof, by reason of any applicable law or regulation or regulatory requirement or the interpretation or application thereof, it shall become unlawful or otherwise prohibited for any Lender to make or maintain its Term Loan or any portion thereof or give effect to any of its obligations or benefits as contemplated by this Credit Agreement and the other Loan Documents, the obligation of such Lender to make, fund and maintain its Term Loan or any portion thereof under this Credit Agreement shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and the Borrower shall forthwith prepay to such Lender the principal amount of the Term Loans owed to such Lender, together with interest accrued thereon and all other amounts owed with respect thereto.

            (d) If, due to any prepayment pursuant to Section 2.6 hereof or any acceleration of the maturity of the Term Loans pursuant to Section 6 hereof or any other prepayment hereunder, any Lender is subject to a change of interest rate on a Term Loan or any Lender receives payment of principal of a Term Loan other than as provided herein, the Borrower shall, promptly after demand by such Lender, pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such change or payment, including, without limitation, any loss, cost or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Term Loan. A certificate setting forth the amount of such additional losses, costs or expenses submitted to the Borrower by such Lender shall, in the absence of manifest error, be conclusive evidence thereof.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 7.1 shall survive the payment in full of the principal, interest and all other amounts under this Credit Agreement and under any other Loan Document and the termination of this Credit Agreement and each other Loan Document.

      7.2. Taxes.

            (a) Any and all payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities, being hereinafter referred to as "Taxes"), except as otherwise required by law. If and to the extent that Taxes, other than Excluded Taxes, are required to be withheld from any payment, (i) except to the extent provided in Section 7.2(g) the amount of such payment shall be increased to the extent necessary to cause the Agent or such Lender to receive (after the withholding of such Taxes) an amount equal to the amount it would have received had the withholding of such Taxes not been required, and (ii) the Borrower shall withhold such Taxes from such increased payment and pay such Taxes to the relevant taxation authority or other authority for the account of the Agent or any Lender in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or any other Loan Document, excluding taxes, for the avoidance of doubt, on the overall net income of the Agent or the Lenders (hereinafter referred to as "Other Taxes") and except to the extent provided in Section 7.2(g).

            (c) The Borrower shall indemnify and agrees to hold harmless the Agent and the Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 7.2), other than Excluded Taxes and except to the extent provided in Section 7.2(g), paid by the Agent or any Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days after the date the Agent or any Lender makes written demand therefor, specifying in reasonable detail the basis, calculation and amount of such Taxes or Other Taxes and any liabilities arising therefrom.

            (d) Within 30 days after the date of the Borrower's payment or a payment on behalf of the Borrower of any Taxes with respect to any payment due hereunder or under any other Loan Document, the Borrower will furnish to the Agent or Lender, as applicable, at its address referred to in Section 9.6 hereof, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations contained in this Section 7.2 shall survive the payment in full of the principal, interest and all other amounts under this Credit Agreement and under any other Loan Document and the termination of this Credit Agreement and each other Loan Document until the expiration of the statute of limitations applicable to the subject Taxes.

            (f) The Agent and each Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) that is organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") agrees that it shall, no later than the First Repayment Date (or, in the case of a Lender which becomes a party hereto pursuant to Section
9.3 hereof after the Closing Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Agent (or, in the case of an assignee of a Lender which (x) is an Affiliate of such Lender or a Approved Fund of such Lender and (y) does not deliver an Assignment and Assumption to the Agent for recordation pursuant to Section 9.3, to the assigning Lender only, and in the case of a participant, to the Lender granting the participation only) two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agent and the Borrower that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agent in the event any such representation is no longer accurate. Such forms shall be delivered by the Agent and each Non-U.S. Lender on or before the date it becomes a party to this Credit Agreement (or, in the case of a Transferee, on or before the date such person becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Borrower, the Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this
Section 7.2, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 7.2 (f) that such Non-U.S. Lender is not legally able to deliver. Additionally, the Agent and each Lender that is organized under the laws of the United States of America, or any political subdivision thereof, agrees that, at the request of the Borrower or the Agent, it will deliver to the Borrower and the Agent two properly completed and duly executed copies of Internal Revenue Service Form W-9 or any subsequent version thereof or successor thereto, certifying that such Lender is entitled to a complete exemption from United States backup withholding tax on payments pursuant to this Agreement. Any person supplying forms or other documentation pursuant to this Section 7.2(f) shall deliver to the Borrower and the Agent additional copies of the relevant forms on or before the date that such form expires, and shall promptly notify the Borrower and the Agent if any form or other documentation previously submitted becomes incorrect.

            (g) The Borrower shall not be required to indemnify the Agent or any Lender, or pay any additional amounts to the Agent or such Lender, in respect of Taxes and liabilities arising therefrom pursuant to this Section 7.2 to the extent that (i) the obligation to withhold or pay amounts with respect to such Tax existed on the date the Agent or such Lender became a party to this Credit Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Term Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by the Agent or such Lender to comply with the provisions of clause (f) above.

            (h) If the Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts, in either case pursuant to this Section 7.2 it shall pay to the Borrower an amount equal to such refund recovered (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund or recovery), net of all out-of-pocket expenses of the Agent or any such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or recovery); provided, however, that the Borrower shall promptly repay the amount paid over to the Borrower to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to the relevant Governmental Authority. This Section 7.2(h) shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to the Borrower or any other Person.

      7.3. Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 7.1(b) or (c) or Section 7.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant thereto in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. If any Lender requests compensation under Section 7.1(b) or (c) or Section 7.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.2, or if any Lender defaults in its obligation to fund Term Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.3), all its interests, rights and obligations under this Credit Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld,
(B) in the case of any such assignment resulting from a claim for compensation under Section 7.1(b) or (c) or payments required to be made pursuant to Section 7.2, such assignment will result in a material reduction in such compensation or payments and (C) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, including any amount payable under Section 7.1(d), from the assignee (to the extent of such outstanding principal, accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      8. Agent.

      8.1. Appointment. Each Lender hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Credit Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.2 of this Credit Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Credit Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders in the absence of its gross negligence as determined by a trial judgment of a court of competent jurisdiction; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the obligations of the Borrower hereunder; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Credit Agreement or any other Loan Document; (v) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the obligations of the Borrower hereunder, or otherwise related to any of the same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Credit Agreement or any other Loan Document; (vi) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Credit Agreement or any other Loan Document; and (vii) subject to Section 8.3 of this Credit Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Term Loans and the Loan Documents and to exercise such other powers expressly delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, to the extent so provided herein, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Credit Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loans), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of the Term Loans; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Credit Agreement or any other Loan Document or applicable law.

      8.2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Credit Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Credit Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Term Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the Term Loans hereunder or at any time or times thereafter, provided that the Agent shall provide to each Lender any documents or reports delivered to the Agent by the Borrower pursuant to the terms of this Credit Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

      8.3. Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Credit Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of a Term Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 9.3 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrower), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts;
(iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Credit Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Credit Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of any collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 8.3, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Credit Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Credit Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders or all the Lenders, to the extent so required hereunder.

      8.4. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

      8.5. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Credit Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Credit Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Term Loans and the termination of this Credit Agreement.

            8.6. Agents Individually. With respect to its Pro Rata Share of the Term Loans made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Term Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

            8.7. Successor Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Section 8.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement and the other Loan Documents.

                  (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

      9. Miscellaneous.

      9.1. Entire Agreement. This Credit Agreement, the other Loan Documents and the documents referred to herein and therein constitute the entire obligation of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to the transactions herein and therein contemplated.

      9.2. No Waiver; Cumulative Rights. The failure or delay of the Agent or the Lenders to require performance by the Borrower of any provision of this Credit Agreement shall not operate as a waiver thereof, nor shall it affect the Agent's or the Lenders' rights to require performance of such provision at any time thereafter, nor shall it affect or impair any of the remedies, powers or rights of the Agent or the Lenders with respect to any other or subsequent failure, delay or default. Each and every right granted to the Agent and the Lenders hereunder or under any other Loan Document or in connection herewith or therewith shall be cumulative and may be exercised at any time.

      9.3. Assignment; Binding Effect.

            (a) Successors and Assigns. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of each of the parties hereto and its successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), it being understood that mergers, consolidations and other corporate changes permitted by Section 4.1 of this Credit Agreement shall not be deemed to be assignments for purposes of this sentence, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, an Affiliate of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

            (b) Subject to the conditions set forth in this paragraph (b) and paragraphs (c) through (f) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                  (i) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, to any other assignee; and

                  (ii) the Agent; provided that no consent of the Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

            (c) Assignments shall be subject to the following additional conditions:

                  (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's portion of a Term Loan, the amount of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $4,000,000, unless each of the Borrower and the Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement;

                  (iii) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                  (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

            (d) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 7.1 and 7.2). Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this Section 9.3 shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (e) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Term Loan and interest thereon owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent demonstrable error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (f) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any consent to such assignment required by paragraph (b) of this Section, the Agent shall record the information contained in such Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph.

            (g) Any Lender may, without the consent of or notice to the Borrower (except as provided in paragraph (e)) or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Credit Agreement (including all or a portion of its Term Loan owing to it); provided that (A) such Lender's obligations under this Credit Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso of the first sentence of Section
9.7 that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 7.1 and 7.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided such Participant agrees to be subject to Sections 7.2(f), (g) and (h) as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.11 as though it were a Lender, provided such Participant agrees to be subject to Section 2.7(c) as though it were a Lender.

            (h) A Participant or any assignee of a Lender shall not be entitled to receive any greater payment under Section 7.1 or 7.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

            (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      9.4. GOVERNING LAW; JURY TRIAL. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION RELATED TO THIS CREDIT AGREEMENT, ANY NOTE EXECUTED PURSUANT HERETO OR ANY OTHER LOAN DOCUMENT.

      9.5. Submission to Jurisdiction.

            (a) The Borrower hereby irrevocably agrees that any legal action or proceedings against it with respect to this Credit Agreement, any Note or any other Loan Document may be brought in any court of the State of New York or any Federal Court of the United States of America located in the City or State of New York, or both, as the Agent may elect, and by execution and delivery of this Credit Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding service of process by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Borrower at its address set forth in Section 9.6 hereof.

            (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Credit Agreement, any Note or any other Loan Document in the State of New York and hereby further irrevocably waives any claim that the State of New York is not a convenient forum for any such suit, action or proceeding.

            (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Credit Agreement and any other Loan Document to which it is a party.

      9.6. Notices. Any notice hereunder shall be in writing and shall be personally delivered, transmitted by postage prepaid registered or certified mail or by overnight mail, or transmitted by telephonic facsimile ("FAX") to the parties as follows:

      To the Borrower:    THE TALBOTS, INC.
                          175 Beal Street
                          Hingham, Massachusetts  02043
                          Telephone: (781) 749-7600
                          FAX: (781) 749-0865
                          Attention: Mr. Edward L. Larsen, CFO

      To the Agent:       MIZUHO CORPORATE BANK, LTD.
                          1251 Avenue of the Americas
                          New York, New York 10020
                          Telephone: (212) 282-3331
                          FAX: (212) 282-4470
                          Attention: Mr. Jun Takagi

All notices and other communications shall be deemed to have been duly given on
(i) the date of receipt if delivered personally, (ii) the date five (5) days after posting if transmitted by registered or certified mail, (iii) on the Business Day after having been sent if transmitted by overnight mail with a reputable courier, or (iv) the date of transmission if transmitted by FAX and receipt is confirmed.

      9.7. Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) reduce the principal of, or interest on, the Term Loan payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Term Loan payable to any Lender, in each case without the written consent of any Lender affected thereby,
(ii) change the percentage of the aggregate unpaid principal amount of the Term Loans that is required for the Lenders or any of them to take any action hereunder,

(iii) amend the definition of "Required Lenders" or "Pro Rata Share" or (iv) amend, modify or waive Section 2.7(c) or this Section 9.7 of this Credit Agreement, in each case without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Credit Agreement or the other Loan Documents.

      9.8. Usury. Anything in this Credit Agreement to the contrary notwithstanding, the obligation of the Borrower to pay interest on the Term Loans and any Notes or any other amount due and owing hereunder or under any other Loan Document shall be subject to the limitation that no payment of such interest shall be required to the extent that receipt of such payment would be contrary to applicable usury laws.

      9.9. Counterparts; Facsimile Signature. This Credit Agreement may be signed in any number of counterparts. Either a single counterpart or a set of counterparts when signed by all the parties hereto shall constitute a full and original agreement for all purposes. Delivery of any executed signature page hereof or of any amendment, waiver or consent to this Credit Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

      9.10. Severability. Any provision of this Credit Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      9.11. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent and the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Agent or the Lenders or any of their respective Affiliates to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under any other Loan Document, irrespective of whether or not the Agent and the Lenders shall have made any demand hereunder or thereunder and although such obligations may be unmatured. The Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or any obligations of the Borrower to the Agent and the Lenders hereunder or under any other Loan Document or otherwise. The rights of the Agent and the Lenders under this Section 9.11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Lenders may have under law, equity or otherwise.

      9.12. No Party Deemed Drafter. The Borrower, the Agent and the Lenders agree that no party hereto shall be deemed to be the drafter of this Credit Agreement.

      9.13. USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act:

      IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product. WHAT THIS MEANS FOR THE
BORROWER: When the Borrower opens an account, the Agent will ask the Borrower for certain information, including, without limitation, the Borrower's name, tax identification number, business address and other information that will allow the Agent to identify the Borrower. The Agent may also seek to see the Borrower's legal organizational documents or other identifying documents, among other things. The Borrower agrees to cooperate with the Agent and provide true, accurate complete information to the Agent in response to any such request.

                            [SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their duly authorized representatives as of the date first written above.

                                        THE TALBOTS, INC.

                                        By: /s/ Edward L. Larsen
                                            ------------------------------------
                                            Name:  Edward L. Larsen
                                            Title: SVP Finance, Chief Financial
                                                   Officer

                                        Signed in: Hingham, MA
                                                   -----------------------------


                                        MIZUHO CORPORATE BANK, LTD.

                                        By: /s/ Keiji Takada
                                            ------------------------------------
                                            Name:  Keiji Takada
                                            Title: Deputy General Manager

                                        Signed in:
                                                   -----------------------------

                                        SUMITOMO MITSUI BANKING CORPORATION

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE NORINCHUKIN BANK

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        JPMORGAN CHASE BANK, N.A.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        SHINSEI BANK LIMITED

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        MITSUBISHI UFJ TRUST AND BANKING
                                        CORPORATION

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE CHUO MITSUI TRUST AND
                                        BANKING COMPANY, LIMITED

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        The SHIZUOKA Bank, LTD.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE CHIBA BANK LIMITED

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        BANK OF AMERICA, N.A.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        SHINKIN CENTRAL BANK

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE HACHIJUNI BANK, LTD.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE HIROSHIMA BANK, LTD.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE BANK OF YOKOHAMA, LTD.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________

                                        THE BANK OF IWATE, LTD.

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Signed in: ____________________________